Leawood, Kansas (October 23, 2003) - Gold Banc (NASDAQ: GLDB) today reported net income of $8.2 million for the quarter ended September 30, 2003, an increase of 10.5% over the $7.4 million reported for the third quarter of 2002.

On a per share basis, net income for the third quarter of 2003 totaled $0.22 per share compared to $0.21 for the comparable quarter last year. Weighted average shares outstanding this quarter increased 5.0 million over the comparable quarter last year as the result of a stock offering completed in October 2002.

For the first nine months of 2003, net income increased 8.2% to $22.2 million compared to $ 20.5 million for the comparable period last year. Basic per share earnings for 2003 year to date are $0.59 per share compared to $0.60 per share
last year.   Diluted per share earnings for 2003 year to date totaled $0.58 per share, compared to $0.60 per share last year.

The Gold Banc board of directors declared a cash dividend of $0.03 per common share. The dividend will be payable on November 11, 2003 to shareholders of record as of November 4, 2003.

LOANS, DEPOSITS AND SHAREHOLDERS' EQUITY CONTINUE TO GROW

Total assets at September 30, 2003 were $4.2 billion, an increase of $511.5 million over the comparable 2003 quarter and $347.1 million more than at year-end 2002.

During the third quarter, the company sold two rural Kansas branches. The combined deposits of the two branches were $38.4 million with total loans of $15.3 million. Adjusting for the second quarter Oklahoma branch sales and the Kansas branch sales, loans for the third quarter grew $46.6 million or 1.6% and $205.7 million or 7.6% year to date. Growth for the past 12 months was $417.2 million or 16.8%. Deposits increased $37.9 million or 1.3% during the third quarter of 2003, and have increased $283.5 million or 10.4% since year-end after the branch sales.

Mick Aslin, Gold Banc President and CEO, said, "We are pleased that our efforts to increase shareholder value by concentrating on growing our metro markets are succeeding. We continue to see steady loan growth in our Kansas City, Oklahoma City, Tampa and Sarasota markets. We have achieved a lower loan to deposit ratio and improved liquidity ratios for the banks and the corporation which is the result of our increased focus on deposit growth."

Total shareholders' equity during the quarter grew to $241.3 million. At the end of the quarter, book value per share was $6.12 compared to $5.77 at year-end. Tangible book value per share increased to $5.06, compared to $4.69 at December 31, 2002. The Company continues to be well capitalized with the total risk-based capital ratio improving to 10.86% from 10.75% last quarter.

IMPROVEMENT IN NON-PERFORMING LOANS AND ASSETS

At September 30, 2003, non-performing loans fell to $19.7 million, or 0.68% of total loans, compared with $20.1 million or 0.70% at June 30, 2003. Non-performing assets also improved to $26.6 million, or 0.64% of total assets, compared with $27.3 million or 0.66% at June 30, 2003.

"We are experiencing improvement in our non-performing loans, in our Oklahoma and Kansas banks and continued good loan quality in Florida," Aslin pointed out. Net charge-offs in the quarter were $2.0 million compared with $2.4 million and $4.0 million for the quarters ended June 30, 2003 and September 30, 2002, respectively. Net loans charged-off during the first nine months of 2003 were $8.6 million compared to $9.6 million for the same period in 2002.

Net interest income totaled $31.0 million, $4.8 million greater than the third quarter of 2002. Net interest margin (fully tax equivalent) was 3.20% for the third quarter, compared to 3.14% for the second quarter of 2003 and 3.44% for the same quarter in 2002.

"Improving our net interest margin is one of the highest priorities for our company. We are continuing to implement strategies for further improvement," said Aslin. As part of the ongoing strategies, the Company entered into a $190 million (notional) pay variable, receive fixed interest rate, swap agreement on August 14, 2003, in order to mitigate the interest expense associated with a like amount of the Company's fixed rate FHLB advances.

Non-interest income, excluding revenues of CompuNet Engineering, Gold's technology company was $10.8 million, unchanged from the previous quarter.

Non-interest expense, excluding costs and expenses associated with the technology company, was $27.0 million for the quarter compared to $27.9 million for the second quarter. Expenses associated with the activities of Mike Gullion, former Chairman and CEO, have been reduced from the previously announced partial restitution received in the quarter. The Company had expenses of $1.6 million during the first nine months of 2003 related to the Gullion investigation. In addition, during the third quarter, the Company charged down $0.5 million in one of its merchant bank investments.

"We continue to reduce our involvement in non-core business and to focus on our Banking and Wealth Management businesses," said Aslin.

Revenues of CompuNet Engineering during the third quarter were $1.1 million compared to $5.1 million during the comparable quarter of the prior year. Also during the quarter, CompuNet wrote off $.5 million of excess, obsolete inventory and took a $.8 million impairment charge to reduce the carrying value of the goodwill associated with the acquisitions of CompuNet and IPI. The Company is currently evaluating its continuing involvement with CompuNet and may sell or otherwise significantly change the nature and scope of its operations.

ABOUT GOLD BANC

Gold Banc Corporation, Inc., is a financial holding Company headquartered in Leawood, Kansas with over $4.2 billion in assets. Gold Banc provides commercial banking, wealth management and personal banking services in Kansas, Missouri, Oklahoma, and Florida through 53 banking locations. Gold Banc is traded on NASDAQ under the symbol GLDB.

FORWARD-LOOKING STATEMENTS

This release contains information and "forward-looking statements" which relate to matters that are not historical facts and which are usually preceded by the words "may," "will," "should," "could," "would," "plan," "potential," "estimate," "project," "believe," "intend," "anticipate," "except," "target" and similar expressions. These forward-looking statements are subject to significant risks, assumptions and uncertainties, including, but not limited to, those described in the periodic reports we file under the Securities Exchange Act of 1934 under the captions "Forward-Looking Statements" and "Factors That May Affect Future Results of Operations, Financial Condition or Business." Because of these and other uncertainties, our actual results may be materially different from that indicated by these forward-looking statements. You should not place undue reliance on any forward-looking statements. We will not update these forward-looking statements, even though our situation may change in the future, unless we are obligated to do so under the federal securities laws.

                                     GOLD BANC CORPORATION, INC. AND SUBSIDIARIES
                                             Consolidated Balance Sheet

                                                   (IN THOUSANDS)
                                                     (UNAUDITED)


                                                                            SEPTEMBER 30, 2003    DECEMBER 31, 2002
                                                                           --------------------  -------------------
ASSETS

Cash and due from banks                                                    $            79,946   $           96,215
Federal funds sold and interest-bearing deposits                                         8,945                  193
                                                                           --------------------  -------------------
       Total cash and cash equivalents                                                  88,891               96,408
                                                                           --------------------  -------------------

Investment securities:
       Held-to-maturity                                                                146,647              201,563
       Available-for sale                                                              819,300              531,037
       Trading                                                                           4,199                3,485
                                                                           --------------------  -------------------
       Total investment securities                                                     970,146              736,085
                                                                           --------------------  -------------------

Mortgage loans held for sale, net                                                       13,552               25,134
Loans, net                                                                           2,887,498            2,705,217
Allowance for loan losses                                                              (34,438)             (33,439)
Premises and equipment, net                                                             65,025               69,587
Goodwill, net                                                                           34,798               35,643
Intangible assets, net                                                                   6,274                6,835
Cash surrender value of bank owned life insurance                                       79,466               56,501
Accrued interest and other assets                                                       47,570              113,752
                                                                           --------------------  -------------------
Total assets                                                               $         4,158,782   $        3,811,723
                                                                           ====================  ===================

                          LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
       Deposits                                                            $         2,908,451   $        2,716,569
       Securities sold under agreements to repurchase                                  150,483              153,595
       Federal funds purchased and other short-term borrowings                          30,680               25,658
       Subordinated debt and guaranteed preferred beneficial interests in
         Company's
       debentures                                                                      112,606              113,137
       Long-term borrowings                                                            691,965              548,848
       Accrued interest and other liabilities                                           23,280               26,142
                                                                           --------------------  -------------------
       Total liabilities                                                             3,917,465            3,583,949
                                                                           --------------------  -------------------

Stockholders' equity:
       Preferred stock, no par value; 50,000,000 shares
         authorized, no shares issued                                                        -                    -
       Common stock, $1.00 par value; 50,000,000 shares
         authorized
         44,270,122 issued at September 30, 2003 and
         44,188,384 issued at December 31, 2002                                         44,270               44,188
       Additional paid-in capital                                                      118,681              118,257
       Retained earnings                                                               126,065              107,392
       Accumulated other comprehensive income, net                                      (1,267)               3,489
       Unearned compensation                                                           (12,143)             (12,432)
                                                                           --------------------  -------------------
                                                                                       275,606              260,894
       Less treasury stock - 4,824,575 shares at September 30, 2003
         and 4,721,510 shares at December 31, 2002                                     (34,289)             (33,120)
                                                                           --------------------  -------------------
                                                                                       241,317              227,774
                                                                           --------------------  -------------------
Total liabilities and stockholders' equity                                 $         4,158,782   $        3,811,723
                                                                           ====================  ===================

                             GOLD BANC CORPORATION, INC. AND SUBSIDIARIES
                                 CONSOLIDATED STATEMENTS OF EARNINGS
                                      FOR THE THREE MONTHS ENDED
                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                             (UNAUDITED)


                                                              SEPTEMBER 30, 2003   SEPTEMBER 30 2002
                                                             --------------------  ------------------
Interest Income:
       Loans, including fees                                 $            44,841   $           41,947
       Investment securities                                               8,287                8,319
       Other                                                                 451                  688
                                                             --------------------  ------------------
                                                                          53,579               50,954
                                                             --------------------  ------------------

Interest Expense:
       Deposits                                                           14,466               16,603
       Borrowings and other                                                8,161                8,172
                                                             --------------------  ------------------
                                                                          22,627               24,775
                                                             --------------------  ------------------

       Net interest income                                                30,952               26,179


Provision for loan losses                                                  3,034                3,165
                                                             --------------------  ------------------
       Net interest income after provision for loan losses                27,918               23,014
                                                             --------------------  ------------------

Other income:
       Service fees                                                        4,571                4,334
       Investment trading fees and commissions                             1,102                1,397
       Net gains on sale of mortgage loans                                   761                  716
       Net securities gains                                                  199                1,479
       Gain on sale of branch
       facilities                                                          1,828                    -
       Information technology services                                     1,087                5,085
       Other                                                               2,367                2,829
                                                             --------------------  ------------------
                                                                          11,915               15,840
                                                             --------------------  ------------------

Other expense:
       Salaries and employee benefits                                     14,857               13,419
       Net occupancy expense                                               2,033                1,578
       Depreciation expense                                                1,703                1,628
       Core deposit intangible amortization                                  188                  125
       Goodwill impairment                                                   845                   --
       Losses (gains) resulting from misapplication of bank funds         (1,818)                  --
       Information technology services                                     1,181                3,635
       Other                                                               9,186                8,378
                                                             --------------------  ------------------
                                                                          28,175               28,763
                                                             --------------------  ------------------
       Earnings before income tax                                         11,658               10,091

Income tax expense                                                         3,442                2,656

       Net earnings                                          $             8,216   $            7,435
                                                             ====================  ==================

Net earnings per share-basic and diluted                     $              0.22   $             0.21
                                                             ====================  ==================

                             GOLD BANC CORPORATION, INC. AND SUBSIDIARIES
                                 CONSOLIDATED STATEMENTS OF EARNINGS
                                      FOR THE NINE MONTHS ENDED
                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                             (UNAUDITED)


                                                              SEPTEMBER 30, 2003   SEPTEMBER 30 2002
                                                             --------------------  ------------------
Interest Income:
       Loans, including fees                                 $           130,544   $          121,890
       Investment securities                                              27,817               25,281
       Other                                                               1,451                1,715
                                                             --------------------  ------------------
                                                                         159,812              148,886
                                                             --------------------  ------------------

Interest Expense:
       Deposits                                                           45,224               48,069
       Borrowings and other                                               24,703               25,244
                                                             --------------------  ------------------
                                                                          69,927               73,313
                                                             --------------------  ------------------

       Net interest income                                                89,885               75,573


Provision for loan losses                                                  9,609               13,120
                                                             --------------------  ------------------
       Net interest income after provision for loan losses                80,276               62,453
                                                             --------------------  ------------------

Other income:
       Service fees                                                       13,122               12,854
       Investment trading fees and commissions                             3,992                3,965
       Net gains on sale of mortgage loans                                 2,278                1,554
       Net securities gains                                                1,172                4,905
       Gain on sale of branch facilities                                   3,007                2,381
       Information technology services                                     6,720               14,680
       Other                                                               6,452                6,199
                                                             --------------------  ------------------
                                                                          36,743               46,538
                                                             --------------------  ------------------

Other expense:
       Salaries and employee benefits                                     44,005               38,696
       Net occupancy expense                                               5,832                4,594
       Depreciation expense                                                5,166                4,674
       Core deposit intangible amortization                                  563                  375
       Goodwill impairment                                                   845                   --
       Losses (gains) resulting from misapplication of bank
       funds                                                                (668)                 103
       Information technology services                                     5,064               10,123
       Other                                                              25,404               22,471
                                                             --------------------  ------------------
                                                                          86,211               81,036
                                                             --------------------  ------------------
       Earnings before income tax                                         30,808               27,955

Income tax expense                                                         8,598                7,423
                                                             --------------------  ------------------

       Net earnings                                          $            22,210   $           20,532
                                                             ====================  ==================

Net earnings per share-basic                                 $              0.59   $             0.60
                                                             ====================  ==================
Net earnings per share - diluted                             $              0.58   $             0.60
                                                             ====================  ==================

                  GOLD BANC CORPORATION, INC. AND SUBSIDIARIES
                                   KEY RATIOS
                    SEPTEMBER 30, 2003 AND DECEMBER 31, 2002
              (IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)



                                   SEPT. 30, 2003    DEC. 31,  2002
                                  ----------------  ----------------
BALANCE SHEET RATIOS:

Total shares outstanding                    39,446           39,467
Book value per share              $           6.12  $          5.77
Tangible book value per share     $           5.06  $          4.69

Leverage ratio                              6.86 %             6.96%
Tier 1 risk-based capital ratio             8.79 %            8.61 %
Total risk-based capital ratio             10.86 %           11.02 %

Non-performing loans (NPL)        $         19,733  $        15,867
NPL / Loans                                0 .68 %            0.58 %
Allowance / NPL                           174.52 %          210.75 %
Allowance / Loans                           1.19 %            1.23 %

Non-performing assets (NPA)       $         26,585  $        22,226
NPA / Assets                                0.64 %            0.58 %

                  GOLD BANC CORPORATION, INC. AND SUBSIDIARIES
                         KEY RATIOS - THREE MONTHS ENDED
              (IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)



                                             SEPT. 30, 2003    SEPT. 30, 2002
                                            ----------------  ----------------
INCOME STATEMENT RATIOS:
Average shares outstanding                            37,827            33,933

Net income per share                        $           0.22  $           0.21

Return on average assets                              0.79 %            0.87 %
Return on average equity                             13.83 %           16.61 %

Net interest margin (tax equivalent)                  3.20 %            3.44 %
Net interest margin                                   3.16 %            3.33 %
Non-interest income / Net interest income            38.49 %           60.35 %
Efficiency ratio                                     62.75 %           69.14 %

Net loans charged off                       $          1,976  $          3,984
Net charge offs to loans (annualized)                 0.27 %            0.63 %
Average loans                               $      2,871,828  $      2,427,971
Average assets                              $      4,149,586  $      3,427,543


                         KEY RATIOS - NINE MONTHS ENDED
              (IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)


                                             SEPT.30,2003    SEPT. 30, 2002
                                            --------------  ----------------
INCOME STATEMENT RATIOS:
Average shares outstanding                          38,049            33,894

Net income per share                        $         0.59  $           0.60

Return on average assets                            0.74 %            0.84 %
Return on average equity                           12.64 %           16.01 %

Net interest margin ( tax equivalent)               3.24 %            3.52 %
Net interest margin                                 3.20 %            3.40 %
Non-interest income / Net interest income          40.88 %           61.33 %
Efficiency ratio                                   66.27 %           65.96 %

Net loans charged off                       $        8,610  $          9,586
Net charge offs to loans                            0.40 %            0.51 %
Average loans                               $    2,835,440  $      2,337,732
Average assets                              $    4,035,344  $      3,273,690